     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1999



                                                      REGISTRATION NO. 333-76681

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             JUNIPER NETWORKS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3661                            77-042528
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                              385 RAVENDALE DRIVE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 526-8000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                  SCOTT KRIENS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             JUNIPER NETWORKS, INC.
                              385 RAVENDALE DRIVE
                        MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 526-8000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

                 LARRY W. SONSINI                                     NORA L. GIBSON
               JUDITH MAYER O'BRIEN                                 TAMARA L. TOMPKINS
                  BRUCE MCNAMARA                                       ELISA S. LEE
                  W. BRIAN KINARD                             BROBECK PHLEGER & HARRISON LLP
         WILSON SONSINI GOODRICH & ROSATI                               ONE MARKET
             PROFESSIONAL CORPORATION                               SPEAR STREET TOWER
                650 PAGE MILL ROAD                            SAN FRANCISCO, CALIFORNIA 94105
         PALO ALTO, CALIFORNIA 94304-1050                             (415) 442-0900
                  (650) 493-9300

                            ------------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                            ------------------------
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee and the Nasdaq National Market listing fee. None of such expenses will be borne by selling stockholders.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee........................................   $19,460
NASD filing fee.............................................     7,500
Nasdaq National Market listing fee..........................     5,000
Printing and engraving expenses.............................     *
Legal fees and expenses.....................................     *
Accounting fees and expenses................................     *
Blue Sky qualification fees and expenses....................     3,000
Transfer Agent and Registrar fees...........................     *
Miscellaneous fees and expenses.............................     *
                                                               -------
         Total..............................................   $ *
                                                               =======

---------------
 * To be supplied by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     Article Eighth of our Amended and Restated Certificate of Incorporation provides for the indemnification of directors and officers to the fullest extent permissible under Delaware law.

     Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of Juniper Networks if such person acted in good faith and in a manner reasonably believed to be in and not opposed to our best interest, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     We have entered into indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future. The indemnification agreements may require us, among other things, to indemnify our directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers (other than liabilities arising from willful misconduct of culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors and officers' insurance, if available on reasonable terms.

Reference is also made to Section 8 of the Underwriting Agreement contained in
Exhibit 1.1 hereto, indemnifying officers and directors of Juniper Networks against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since inception, we have issued unregistered securities to a limited number of persons as described below:

      1. On February 6, 1996, we sold 4,050,000 shares of our common stock for an aggregate purchase price of $8,910.00.

      2. On April 15, 1996 we sold 225,000 shares of our common stock for an aggregate purchase price of $2,002.50.

      3. On June 12, 1996 we sold 450,000 shares of our common stock for an aggregate purchase price of $20,025.00.

      4. From inception through March 31, 1999 (the most recent practicable date), we granted stock options and restricted stock purchase rights to purchase an aggregate of 14,966,447 shares of our common stock at prices ranging from $0.11 to $14.00 per share to employees, consultants and directors pursuant to our 1996 Stock Plan.

      5. From inception through March 31, 1999 (the most recent practicable date), we issued and sold an aggregate of 10,367,409 shares of our common stock to employees, consultants and directors for aggregate consideration of $2,022,816.00 pursuant to exercise of options granted under our 1996 Stock Plan.

      6. From inception through March 31, 1999, we issued an aggregate of 111,283 shares of our common stock under our 1996 Stock Plan to consultants in consideration for past services rendered for an aggregate value of $74,365.00.

      7. On June 11, 1996 and September 23, 1997, we sold 1,578,418 and 165,333 shares of Series A Preferred Stock, respectively, for $1.00 per share to a group of private investors for an aggregate purchase price of $1,743,751.

      8. On June 11, 1996, we sold 6,328,123 shares of Common Stock for $0.44 per share to a group of private investors for an aggregate purchase price of $281,249.90.

      9. On August 5, 1996 and November 8, 1996, we sold 3,818,017 shares of our Series B Preferred Stock for $2.40 per share to a group of private investors for an aggregate purchase price of $9,163,240.80.

     10. On December 16, 1996, in connection with an equipment lease, we issued a warrant to purchase 83,333 shares of our Series B Preferred Stock at an exercise price of $2.40 per share.

     11. On December 30, 1996, we issued 3,958 shares of Series B Preferred Stock at $2.40 per share to two consultants of Juniper as consideration for past services rendered.

     12. On June 18, 1997, in connection with a lease agreement, we issued a warrant to a lessor of real property to purchase 10,000 shares of our Series B Preferred Stock at an exercise price of $2.40 per share.

     13. On July 1, 1997 and September 30, 1997, we sold 5,151,178 shares of our Series C Preferred Stock at $8.93 per share to a group of private investors for an aggregate purchase price of $46,000,020.

     14. On September 30, 1997, in connection with an equipment lease, we issued a warrant to purchase 23,516 shares of our Series C Preferred Stock at an exercise price of $8.93 per share.

     15. On March 3, 1999, we issued 130,000 shares of common stock to an employee at an exercise price of $9.90 per share pursuant to a restricted stock purchase agreement.

     16. On March 16, 1999, we sold 500,000 shares of our Series D Preferred Stock and 2,580,000 shares of Series D1 Preferred Stock both for $11.03 per share to a private investor for an aggregate purchase price of $33,972,400.

     For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Certain Transactions" in the form of prospectus included herein.

     Except as indicated above, none of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof, Regulation D promulgated thereunder or Rule 701 pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients in such transactions represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationships with us, to information about us.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (A) INDEX TO EXHIBITS


EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
1.1*      Form of Underwriting Agreement.
3.1       Amended and Restated Certificate of Incorporation of the
          Registrant.
3.2       Form of Amended and Restated Certificate of Incorporation of
          the Registrant to be effective upon the closing of the
          offering made pursuant to this Registration Statement.
3.3       Amended and Restated Bylaws of the Registrant.
4.1*      Form of Registrant's Common Stock certificate.
4.2       Warrant to purchase shares of Series B Preferred Stock of
          the Registrant issued to Venture Lending & Leasing, Inc.
4.3       Warrant to purchase shares of Series B Preferred Stock of
          the Registrant issued to At Home Corporation.
4.4       Warrant to purchase shares of Series C Preferred Stock of
          the Registrant issued to Venture Lending & Lending, Inc.
4.5       Warrant to purchase shares of Series C Preferred Stock of
          the Registrant issued to Venture Lending & Lending, Inc.
4.6       Third Amended and Restated Registration Rights Agreement
          dated March 9, 1999.
5.1*      Opinion of Wilson Sonsini Goodrich & Rosati Professional
          Corporation.
10.1      Form of Indemnification Agreement entered into by the
          Registrant with each of its directors and executive
          officers.
10.2      Amended and Restated 1996 Stock Plan.
10.3      1999 Employee Stock Purchase Plan.
10.4      Sublease between Trident Microsystems, Inc. and the
          Registrant dated July 1, 1998.
10.5      Sublease between At Home Corporation and the Registrant
          dated June 4, 1998.
10.6      Severance Agreement between Scott Kriens and the Registrant dated October 1, 1996.
10.7      Change of Control Agreement between Marcel Gani and the
          Registrant dated February 18, 1997.

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
10.8+     Agreement for ASIC Design and Purchase of Products by and
          between IBM Microelectronics and the Registrant dated August
          26, 1997.
10.8.1+   Amendment One to Agreement for ASIC Design and Purchase of
          Products by and between IBM Microelectronics and the
          Registrant dated January 5, 1998.
10.8.2+   Amendment Two to Agreement for ASIC Design and Purchase of
          Products by and between IBM Microelectronics and the
          Registrant dated March 2, 1998.
10.9+     Standard Manufacturing Agreement by and among Solectron
          California Corporation, Fine Pitch Technology Inc. and the
          Registrant dated June 10, 1998.
21.1*     Subsidiaries of Registrant
23.1**    Consent of Ernst & Young LLP, independent auditors (see page
          II-6 of the Registration Statement).
23.2*     Consent of Counsel. Reference is made to Exhibit 5.1.
24.1**    Power of Attorney (see page II-5).
27.1**    Financial Data Schedule.


---------------

* To be filed by amendment.


** Previously filed.


+ Confidential treatment requested as to certain portions of this exhibit.

     (B) FINANCIAL STATEMENT SCHEDULES

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     We hereby undertake to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer, or controlling person of Juniper Networks in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     We hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1993, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF MOUNTAIN VIEW, STATE OF CALIFORNIA, ON THE 23RD DAY OF APRIL, 1999.


                                          JUNIPER NETWORKS, INC.

                                          By                  *

                                            ------------------------------------
                                                        Scott Kriens
                                               President and Chief Executive
                                                           Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:



                     SIGNATURE                                       TITLE                       DATE
                     ---------                                       -----                       ----
                         *                             President and Chief Executive        April 23, 1999
---------------------------------------------------      Officer and Chairman of the
                   Scott Kriens                          Board (Principal Executive
                                                         Officer)

                         *                             Chief Technical Officer and Vice     April 23, 1999
---------------------------------------------------      Chairman of the Board
                  Pradeep Sindhu

                  /s/ MARCEL GANI                      Chief Financial Officer              April 23, 1999
---------------------------------------------------      (Principal Financial and
                    Marcel Gani                          Accounting Officer)

                         *                             Director                             April 23, 1999
---------------------------------------------------
               William R. Hearst III

                         *                             Director                             April 23, 1999
---------------------------------------------------
                   Vinod Khosla

                         *                             Director                             April 23, 1999
---------------------------------------------------
                C. Richard Kramlich

                         *                             Director                             April 23, 1999
---------------------------------------------------
                 William Stensrud

               *By: /s/ MARCEL GANI                    Attorney-in-fact                     April 23, 1999
  ----------------------------------------------
                    Marcel Gani

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER                      DESCRIPTION OF DOCUMENT
  -------                     -----------------------
  1.1*      Form of Underwriting Agreement.
  3.1       Amended and Restated Certificate of Incorporation of the
            Registrant.
  3.2       Form of Amended and Restated Certificate of Incorporation of
            the Registrant to be effective upon the closing of the
            offering made pursuant to this Registration Statement.
  3.3       Amended and Restated Bylaws of the Registrant.
  4.1*      Form of Registrant's Common Stock certificate.
  4.2       Warrant to purchase shares of Series B Preferred Stock of
            the Registrant issued to Venture Lending & Leasing, Inc.
  4.3       Warrant to purchase shares of Series B Preferred Stock of
            the Registrant issued to At Home Corporation.
  4.4       Warrant to purchase shares of Series C Preferred Stock of
            the Registrant issued to Venture Lending & Lending, Inc.
  4.5       Warrant to purchase shares of Series C Preferred Stock of
            the Registrant issued to Venture Lending & Lending, Inc.
  4.6       Third Amended and Restated Registration Rights Agreement
            dated March 9, 1999.
  5.1*      Opinion of Wilson Sonsini Goodrich & Rosati Professional
            Corporation.
  10.1      Form of Indemnification Agreement entered into by the
            Registrant with each of its directors and executive
            officers.
  10.2      Amended and Restated 1996 Stock Plan.
  10.3      1999 Employee Stock Purchase Plan.
  10.4      Sublease between Trident Microsystems, Inc. and the
            Registrant dated July 1, 1998.
  10.5      Sublease between At Home Corporation and the Registrant
            dated June 4, 1998.
  10.6      Severance Agreement between Scott Kriens and the Registrant dated October 1, 1996.
  10.7      Change of Control Agreement between Marcel Gani and the
            Registrant dated February 18, 1997.
  10.8+     Agreement for ASIC Design and Purchase of Products by and
            between IBM Microelectronics and the Registrant dated August
            26, 1997.
  10.8.1+   Amendment One to Agreement for ASIC Design and Purchase of
            Products by and between IBM Microelectronics and the
            Registrant dated January 5, 1998.
  10.8.2+   Amendment Two to Agreement for ASIC Design and Purchase of
            Products by and between IBM Microelectronics and the
            Registrant dated March 2, 1998.
  10.9+     Standard Manufacturing Agreement by and among Solectron
            California Corporation, Fine Pitch Technology Inc. and the
            Registrant dated June 10, 1998.
  21.1*     Subsidiaries of Registrant
  23.1**    Consent of Ernst & Young LLP, independent auditors (see page
            II-6 of the Registration Statement).
  23.2*     Consent of Counsel. Reference is made to Exhibit 5.1.
  24.1**    Power of Attorney (see page II-5).
  27.1**    Financial Data Schedule.


---------------

* To be filed by amendment.


** Previously filed.


+ Confidential treatment requested as to certain portions of this exhibit.